Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 28, 2022, relating to the consolidated financial statements of Penn National Gaming, Inc. and Subsidiaries and the effectiveness of Penn National Gaming, Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
June 15, 2022